EMPLOYMENT AGREEMENT

      AGREEMENT made as of the ____ day of November, 1997, by and between South Shore Publisher's, Inc. (the "Company") and Florence B. Schwartzberg (the "Employee").

                                    RECITALS

      1. Simultaneously with the execution hereof, the Employee has sold to News Communications, Inc. and News Communications, Inc. has purchased from the Employee, all of the issued outstanding stock of the Company owned by the Employee.

      2. The Company wishes to continue to have the services and expertise of the Employee available to the Company upon the terms and conditions set forth in this Agreement for the purpose of continuing the operation of the weekly newspaper publishing business conducted by the Company (the "Business").

      3. The Employee is willing to make her services available to the Company on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, it is mutually agreed as follows:

      1. Employment.



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      (a) The Company hereby agrees to employ the Employee, effective as of the date hereof, as Publisher of the weekly newspaper currently published by the Company and known as the "South Shore Record" (the "Newspaper"). The Employee hereby accepts such employment, effective as of the date hereof on the terms and conditions set forth herein. The Employee's duties as Publisher shall be limited to coordination and overseeing the weekly publication of the Newspaper, in a manner consistent with the past practices of the Company which shall include the following duties: determining what advertisements are included in each issue, the design and layout of the Newspaper, determining editorials, and drafting, editing and supervising add copies and articles. The Company shall make available to the Employee, personnel and resources, consistent with past practice, in order to enable the Employee to perform her duties hereunder. It is understood and agreed that the Employee is no longer an officer, director or stockholder of the Company and, accordingly, shall not be required to coordinate or oversee the day-to-day operations of the Business, except as specifically set forth herein.

      (b) The term of employment of the Employee by the Company under this Agreement shall commence on the date hereof and shall continue for a period of one (1) year (the "Employment Period"), unless earlier terminated as provided in
Section 4 hereof. The Employment Period may be extended, for such additional period of time following the expiration of the Employment Period as the Employee and the Company shall mutually agree to.

      2. In performing his duties, the Employee shall report to and be subject to the direction of the President of the Company. In performing her duties hereunder, the Employee shall not be subject to any definitive time restriction but will devote such time in performing her duties hereunder as shall be consistent with the past practices of Employee in order to properly carry-out her duties hereunder.


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      3. Compensation.

      (a) Base Salary. For the performance of all duties, responsibilities and services by the Employee hereunder during the Employment Period, the Company shall pay to the Employee, and the Employee agrees to accept, a base salary (the "Base Salary") at an annual rate of $45,000, payable in accordance with the Company's normal payroll practices.

      (b) Participation in Benefit Plans. The Employee shall be entitled to participate in and receive benefits under all medical plans or other employee insurance or benefit plans and arrangements that are made available to executive employees of the Company, generally. Without limiting the foregoing, during the Employment Period, the Company shall provide the Employee, at the Company's sole expense, with medical coverage for the Employee and her dependents, under the policies maintained by the Company immediately prior to the date hereof, including, but not limited to Medicare coverage, or alternative policies, provided such alternate policies provide coverage that is no less favorable to the Employee and her dependents and do not result in any gap in coverage otherwise available to the Employee and her dependents.

      (c) Expenses. During the Employment Period, the Employee shall be entitled to receive reimbursement for all ordinary and necessary business expenses reasonably incurred by her in accordance with Company policy consistent with past practices in performing services hereunder, provided that the Employee provides the Company with written documentation, satisfactory to the Company, evidencing such expenses.

      (d) Vacations and Holidays. The Employee shall be entitled to 3 weeks of paid vacation in each twelve (12) month period. The Employee shall have the holidays and sick days as determined by the Company's policies in effect on the date hereof.

      4. Termination.


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      (a) Death. The Employee's employment hereunder shall terminate upon her death.

      (b) Termination Resulting from Disability. If the Employee becomes disabled during her employment hereunder so that she is unable substantially to perform her services by attending to her duties hereunder (i) for a period of three (3) consecutive months, or (ii) for an aggregate of ninety (90) days within any period of twelve consecutive months, then the Board of Directors may provide Employee with a Notice of Termination within ten (10) days after the expiration of the applicable time period.

      (c) Cause. The Company may terminate the Employee's employment hereunder for "Cause." For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (i) the repeated failure by the Employee to perform her duties hereunder in any material respect or if Employee engages in willful misconduct or is grossly negligent in the performance of her duties hereunder and that is not cured by the Employee within ten (10) days following written notice of same from the Company to the Employee, or (ii) the conviction of the Employee of a felony (or a plea of nolo contendere with respect thereto) or other conviction involving dishonesty, or (iii) Employee engaging in an act of theft, fraud or other similar unlawful conduct, against the Company.

      (d) Notice of Termination. If the Employee's employment hereunder is terminated pursuant to Section 4(b) or (c) hereof, the Company shall give the Employee written notice of termination (the "Notice of Termination"). Any Notice of Termination delivered by the Company pursuant to Section 4(b) or (c) hereof shall indicate the applicable termination provision in this Agreement relied upon to provide a basis for termination of the Employee's employment.

      (e) Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by her death, the date of her death, (ii) if the Employee's employment


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is terminated pursuant to Section 4(b) hereof, thirty (30) days after the date the Notice of Termination is given, and (iii) if the Employee's employment is terminated pursuant to Section 4(c) hereof, immediately following the giving of the Notice of Termination.

      5. Compensation Upon Termination.

      (a) If the Employee's employment shall be terminated by reason of her death, the Company shall pay to such person as the Employee's shall have previously designated, in a notice filed with the Company, or, if no such person shall have been designated, to her estate, her full Base Salary through the applicable Date of Termination at the rate in effect on the date of death and, following such payments, the Company shall have no further obligations to such designated person or the Employee's estate, as the case may be, under this Agreement.

      (b) During any period that the Employee is unable to perform her duties hereunder as a result of the Employee's Disability, the Company shall continue to pay the Employee her Base Salary until the applicable Date of Termination. From and after the applicable Date of Termination, if the Employee is terminated pursuant to Section 4(b) hereof, the Company shall no longer be obligated to pay the Employee any further Base Salary under this Agreement, provided, however, that the foregoing shall have no effect upon any benefits due the Employee under any disability plan of the Company then in effect.

      (c) If the Employee's employment shall be terminated pursuant to Section 4(c), the Company shall pay the Employee her full Base Salary through the applicable Date of Termination and, following such payments, the Company shall have no further obligation to the Employee under this Agreement.

      (d) If the Employee's employment shall be terminated by the Company for any other reasons, the Company shall pay the Employee her full Base Salary through the end of the


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Employment Period as if the Employee's employment had not been terminated, in a lump sum, within five (5) days following written notice of such termination to the Employee.

      (e) If the Employee voluntarily resigns, all of the obligations of the Company to the Employee pursuant to this Agreement or otherwise shall immediately cease; provided, however, that, without limiting any other rights or remedies available to the Employee under this Agreement or otherwise, if the Employee voluntarily resigns as a result of a material breach by the Company of its obligations under this Agreement, then the Company shall pay the Employee her full Base Salary though the end of the Employment Period, as if the Employee had not resigned, in a lump sum, within five (5) days following written notice of such termination to the Employee.

      6. Assignment; Successors. This Agreement may not be assigned by either party hereto without the proper consent of the other party. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

      7. Confidential Information; Non-Competition.


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      (a) From and after the date hereof, except as may otherwise be required, in the opinion of counsel to the Employee, to be disclosed pursuant to applicable Federal, state or local laws, the Employee shall not communicate or make available to anyone other than the Company and its affiliates and their respective directors and officers any trade secret or other proprietary or confidential information with respect to the Company or its affiliates, including, but not limited to, any of the present products, services, designs or styles, inventions, improvements, know-how, processes, customers, suppliers, methods of operation, marketing or distribution, systems, procedures, policies or methods of manufacture of the Company or its affiliates; provided, however, that "confidential information" shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee) or which becomes available to the Employee on a non-confidential basis from a source other than the Company provided such source is not bound by a confidentiality agreement with the Company. Upon request by the Company, the Employee agrees to deliver promptly to the Company upon termination of her services for the Company, or at any time thereafter as the Company may request, all Company memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing such confidential information and all property of the Company or any affiliate associated therewith, which he may then possess or have under his control.

      (b) The Employee expressly agrees that upon any breach or violation of the provisions of this Section 7(a), the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to temporary and/or permanent injunctive relief in any court of competent jurisdiction and such damages as are provided at law or in equity. The Employee hereby acknowledges and agrees that the covenants contained in this Section 7(a) are reasonable


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and fully necessary for the protection of the legitimate interests of the
Company and, at the same time, are neither harsh nor oppressive to the rights or interests of the Employee nor will such restrictions prevent the Employee from earning a livelihood. In the event that any court of competent jurisdiction determines that the restrictions provided for in this Section 7(a) are unreasonable or otherwise unenforceable, the invalidity or unenforceability of any of such restrictions shall not affect any of the remaining provisions of this Agreement (including, without limitation, the remaining provisions of this Section 7(a) not found to be unreasonable or otherwise unenforceable).

      8. Arbitration.

      (a) Each and every controversy or claim arising out of or relating to this Agreement, and any document executed in connection herewith, shall be settled by arbitration in accordance with the rules of the American Arbitration Association ("AAA"), in Nassau County, New York and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement in accordance with the rules of the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted. The award pursuant to such arbitration will be final, binding and conclusive. The arbitration shall be conducted by one arbitrator selected in accordance with the rules of the AAA.

      (b) Counsel to the Company and the Employee and in connection with the negotiation


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of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Company and the Employee, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

      9. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid.

      If to the Employee:

            Florence B. Schwartzberg
            373 Island Avenue
            Woodmere, New York 11598

      with a copy to:

            Rivkin, Radler & Kremer
            EAB Plaza
            Uniondale, New York 11556
            Attn:  Jill Rosen Nikoloff, Esq.

      If to the Company:

            South Shore Publishers, Inc.
            c/o News Communications, Inc.
            174-15 Horace Harding Expressway
            Fresh Meadows, New York  11365
            Attn:  President

      with a copy to:

            Jones Day, Reavis & Pogue


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            599 Lexington Avenue
            New York, New York 10022
            Attn:  Marc Kirschner, Esq.

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, forty-eight hours after the day it is so placed in the mail.

      10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

      11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

      12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

      14. Waivers. No waiver by either party of any breach or non-performance of any


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provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    SOUTH SHORE PUBLISHERS, INC.


                                    By:
                                        -----------------------------
                                    Name:
                                    Title:


                                    ---------------------------------
                                    Florence B. Schwartzberg


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